Exhibit 21

Subsidiaries of the Company

Listed below are the Company's wholly owned subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization
Kewaunee Fabrications, LLC	Wisconsin
McNeilus Companies, Inc.	Minnesota
Concrete Equipment Company, Inc.	Nebraska
Audubon Manufacturing Corporation	Iowa
Iowa Contract Fabrications, Inc.	Iowa
Iowa Mold Tooling Co., Inc.	Delaware
JerrDan Corporation	Delaware
JLG Industries, Inc.	Pennsylvania
Access Financial Solutions, Inc.	Maryland
Fulton International, Inc.	Delaware
JLG Equipment Services, Inc.	Pennsylvania
JLG New Zealand Access Equipment and Service	New Zealand
JLG Industries Japan Co., Limited	Japan
JLG International LLC	Delaware
JLG Latino Americana Holdings 1 BV	Netherlands
JLG Manufacturing, LLC	Pennsylvania
JLG Properties Australia Pty Limited	Australia
JLG Industries Korea, Limited	South Korea
OSK Industries LLC	Wisconsin
JLG Equity Holdings C.V.	Netherlands
JLG EMEA Holdings C.V.	Netherlands
JLG Equipment Services Limited	Hong Kong
Oshkosh JLG (Tianjin) Equipment Technology Co. Limited	China
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG EMEA B.V.	Netherlands
JLG France SAS	France
JLG Ground Support Europe BVBA	Belgium
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.R.L	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Central Europe S.R.L.	Romania
JLG Manufacturing Europe BVBA	Belgium
JLG Sverige AB	Sweden
LMI Finance L.P.	Canada
Oshkosh Italy B.V.	Netherlands
Oshkosh Rus, LLC	Russia
Platformas Elevadoras JLG Iberica S.L	Spain

Name	State or Other Jurisdiction of Incorporation or Organization
Power Towers Limited	United Kingdom
Power Towers LLC	United Arab Emirates
Power Towers Deutschland GmbH	Germany
Power Towers Netherlands BV (Netherlands)	Netherlands
Oshkosh Europe B.V.	Netherlands
Oshkosh Equipment Manufacturing, S. de R.L. de C.V.	Mexico
JLG Latino Americana Holdings 2 B.V.	Netherlands
JLG Latino Americana Cooperatief U.A.	Netherlands
JLG Latino Americana Ltda.	Brazil
OSK Company LLC	Wisconsin
Premco Products Inc.	California
JLG Maquinaria Mexico, S. de r.l. de C.U.	Mexico
London Machinery Inc.	Canada
London (Mtl) Inc.	Canada
McIntire Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales (MI), Inc.	Michigan
Viking Truck & Equipment Sales (OH), Inc.	Ohio
Oshkosh Airport Products, LLC	Wisconsin
Oshkosh Arabia FZE	Dubai
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Limited	China
Oshkosh Commercial Products, LLC	Wisconsin
Oshkosh Defense, LLC	Wisconsin
Oshkosh Defense Canada Incorporated	Canada
Oshkosh HD, LLC	Wisconsin
Oshkosh India Private Limited	India
Oshkosh Logistics Corporation	Wisconsin
Pierce Manufacturing Inc.	Wisconsin

McNeilus Truck and Manufacturing, Inc. owns a 49% interest in Mezcladoras Trailers de Mexico, S.A. de C.V.

JLG Europe B.V. is a 50% joint partner in RiRent Europe B.V. (Netherlands)